UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

TRON INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices) (Zip Code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRON	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on June 16, 2025, Tron Inc. (the “Company”) issued 100,000 shares of its Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) convertible into 200,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $0.50 per share in connection with its private placement with Bravemorning Limited, an institutional investor entity (the “Holder” or “Bravemorning”).

The Holder is an entity controlled by Mr. Weike Sun, the Chairman of the Company’s Board of Directors.

On April 2, 2026, the Company received a conversion notice from Bravemorning to convert all of its 100,000 shares of Series B Preferred Stock and, on April 2, 2026, the Company issued 200,000,000 shares of Common Stock to Bravemorning. The shares of Common Stock were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Immediately after the aforesaid issuance of 200,000,000 shares of Common Stock to Bravemorning: (i) Bravemorning held 88.5% of the outstanding shares of Common Stock, (ii) the number of outstanding shares of Common Stock was 474,382,064, and (iii) the Company did not have any Series B Preferred Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON INC.

Date: April 8, 2026	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer